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                                                                     EXHIBIT 3.5

                            CERTIFICATE OF FORMATION

                                       OF

                          CARL CONSUMABLE PRODUCTS, LLC

         This Certificate of Formation of Carl Consumable Products, LLC, a Delaware limited liability company (the "Company"), dated as of February 29, 2000, is being duly executed and filed by Neal H. Brockmeyer to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C.
Section 18-101, et seq.) (the "Delaware Act").

         FIRST. The name of the limited liability company formed hereby is Carl Consumable Products, LLC.

         SECOND. The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle 19805.

         THIRD. The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle 19805.

         IN WITNESS WHEREOF, the undersigned, an authorized person as described in the Delaware Act, has executed this Certificate of Formation as of the date first above written.

Authorized Person:

                                        /s/ Neal H. Brockmeyer
                                        ------------------------------
                                        Name: Neal H. Brockmeyer